UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

LUNAI BIOWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38758	45-2259340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Cottage Way, Suite G2, #32562

Sacramento, California 95825

(Address of principal executive offices) (Zip Code)

(424) 222-9301

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LNAI	The Nasdaq Stock Market LLC *

* On November 2, 2026, the Company filed a Form 25 to voluntarily withdraw its common stock from listing on The Nasdaq Stock Market LLC and from registration under Section 12(b) of the Securities Exchange Act of 1934. The delisting is expected to become effective on or about November 12, 2026; withdrawal of registration under Section 12(b) becomes effective 90 days after the Form 25 filing.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 6, 2026, Lunai Bioworks, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement, dated as of November 2, 2026 and effective as of October 14, 2026 (the “Amended Agreement”), with David Weinstein, the Company’s Chief Executive Officer and a director. The Amended Agreement amends and restates Mr. Weinstein’s employment agreement dated as of October 14, 2024 (the “Prior Agreement”).

Under the Amended Agreement, Mr. Weinstein’s employment is at will and, unless extended by written agreement, ends on December 28, 2026. Beginning October 14, 2026, his annual base salary is $275,000, reduced from $400,000 under the Prior Agreement, and he is not entitled to any bonus or equity award unless separately approved by the Board of Directors. Payment of his October 2026 base salary of $28,150.68 is deferred and will be paid in a lump sum, without interest, on the earlier of the end of his employment and December 28, 2026, and in all events no later than March 15, 2027.

Mr. Weinstein waived his rights under the Prior Agreement to severance of six months’ base salary (approximately $200,000), continued benefits and accelerated vesting on a termination without Cause or for Good Reason, and waived any claim that the changes made by the Amended Agreement constitute Good Reason or a breach of the Prior Agreement. On termination for any reason he is entitled only to earned but unpaid base salary and unreimbursed business expenses. Compensation earned and unpaid under the Prior Agreement for periods before October 14, 2026, equity awards vested as of that date, and his indemnification, expense-advancement and directors’ and officers’ insurance rights are preserved. The non-competition and non-solicitation covenants in the Prior Agreement are terminated; confidentiality and invention-assignment obligations continue.

The foregoing description of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Amended and Restated Employment Agreement, dated as of November 2, 2026, by and between Lunai Bioworks, Inc. and David Weinstein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUNAI BIOWORKS, INC.

Date: November 12, 2026	By:	/s/ David Weinstein
	Name:	David Weinstein
	Title:	Chief Executive Officer

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